Exhibit 99.1

5995 Plaza Drive Cypress, California 90630 Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason	Dan Yarbrough
	Media Relations	Investor Relations
	(714) 226-3530	(714) 226-3540
	tyler.mason@phs.com	dan.yarbrough@phs.com

PacifiCare Health Systems Announces

3rd Quarter 2005 Results

•	Q3 EPS was $1.21 per diluted share, up 29% from prior year
•	Net income totaled $118 million, up 34% from Q3 2004
•	Commercial MLR improved by 220 basis points year-over-year
•	Total senior membership up 7% from prior year

CYPRESS, Calif., October 27, 2005 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the third quarter ended September 30, 2005 was $118 million, or $1.21 per diluted share. This compares with reported net income of $88 million, or $0.94 per diluted share, for the third quarter of 2004. Results in the quarter were favorably impacted by $17 million after taxes, or $0.17 per diluted share, in federal income tax settlements and legal matters either settled or reserved. Offsetting this, the company incurred costs totaling $9 million pre-tax, or $0.06 per diluted share, in one-time items related to the proposed merger with UnitedHealth Group, as well as $13 million pre-tax, or $0.08 per diluted share, associated with Medicare Part D readiness.

“We experienced solid year-over-year growth with our third quarter earnings, which were ahead of consensus expectations and our guidance after excluding the one-time items, and Part D readiness costs,” said Chairman and Chief Executive Officer Howard Phanstiel. “This year-over-year earnings growth was driven by higher senior and commercial membership, and a 220 basis point decrease in the commercial medical loss ratio.”

Revenue and Membership

Third quarter 2005 total operating revenue of $3.8 billion was 21% higher than the same quarter a year ago. Total commercial revenue rose 22%, driven by an 8.6% rise in premiums per member per month (PMPM) and 14% growth in fully insured and ASO membership, including the acquisitions of American Medical Security Group (AMS) and the group health business of Pacific Life Insurance Company. Senior revenue grew 19% over the third quarter of last year, primarily as the result of a premium increase of 11.9% PMPM and a 7% rise in membership.

Specialty and Other revenue grew 34% over the third quarter last year, primarily as the result of membership growth and increases in retail service contract and mail order fulfillment revenues at PacifiCare’s pharmacy benefit management company. Additionally, membership increased year-over-year at PacifiCare’s behavioral health and dental and vision businesses by 27% and 43%, respectively.

Health Care Costs

The private sector commercial medical loss ratio (MLR) in the third quarter improved 220 basis points from the prior year, to 81.3%. This improvement was driven primarily by business mix changes resulting from the AMS and Pacific Life transactions. The MLR for same store membership was flat year-over-year as a result of the company’s strategy of increasing premiums at levels equivalent to health care cost trends.

The government sector senior MLR improved by 20 basis points year-over-year, to 84.7%, and by 280 basis points sequentially primarily as a result of the receipt of higher than expected risk-adjustment payments related to its Medicare Advantage business.

The consolidated MLR of 82.9% was 120 basis points lower than the third quarter of the prior year.

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Selling, General & Administrative Expenses

The SG&A expense ratio of 14.2% in the third quarter of 2005 was 120 basis points higher than the third quarter of 2004 and 80 basis points higher sequentially. The year-over-year increase was primarily a result of changes in business mix related to the acquired AMS and Pacific Life business, as well as costs incurred in connection with the company’s preparations to administer the new Medicare Part D benefit, and expenses related to the proposed merger with UnitedHealth Group. The sequential increase is primarily attributable to increased spending related to Part D readiness, the proposed merger, staffing growth at the PBM, a full quarter’s impact of the Pacific Life acquisition, and incentive compensation accruals reflective of improved operating results.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled approximately $1.3 billion at September 30, 2005, which was an increase of approximately $58 million from the prior quarter.

Days claims payable for the third quarter compared to the prior quarter increased slightly to 39.5 days from 38.8 days. After excluding the non-risk, capitated portion of the company’s business, as well as other non-claim related liabilities, days claims payable decreased by three tenths of one day from 66.7 to 66.4 days.

Cash flow from operations in the third quarter of 2005 was $928.7 million. This includes the positive effect of certain large items in the quarter, including the early receipt in September of approximately $500 million from the Centers for Medicare and Medicaid Services (CMS) representing PacifiCare’s October payment. Additionally, accounts receivable decreased due to the collection of receivables from CMS.

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Thursday, October 27, 2005 at 8:30 AM Pacific time, 11:30 AM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (877) 601-3546, password “PacifiCare”. A replay of the

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call will be available through November 18, 2005 at (800) 234-2685. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on Investor Relations, and then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP results to any non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

Risk Factors Regarding Forward-Looking Statements

The statements in this news release that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited, to the company’s expectations regarding financial results, including earnings, for the full-year 2005. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected membership, revenue or earnings targets as a result of adjustments to premiums or benefits; the inability to execute strategies related to cost controls, including medical management programs; actual medical claims differing from current estimates; the inability to maintain required capital levels at the company’s regulated subsidiaries; the inability to maintain profitability and growth levels at the company’s specialty businesses; provider contractual or financial problems or bankruptcy; unexpected increases in competition; new regulations or laws relating to capitation; Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters; and the inability to comply with existing bank covenants. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

PacifiCare Health Systems is one of the nation’s largest consumer health organizations with approximately 3.3 million health plan members and approximately 12 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Specialty plan operations include behavioral health, dental and vision, and complete pharmacy benefit management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

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PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per-share amounts)	2005	2004	2005	2004

Revenue:
Commercial	$1,731,062	$1,419,140	$4,976,111	$4,219,045
Senior	1,763,833	1,480,778	5,021,313	4,332,078
Specialty and other	242,668	181,199	694,816	501,891
Net investment income	32,879	24,509	95,281	64,183

Total operating revenue	3,770,442	3,105,626	10,787,521	9,117,197
Expenses:
Health care services and other:
Commercial	1,415,012	1,192,632	4,071,329	3,559,411
Senior	1,493,221	1,257,631	4,333,357	3,730,703
Specialty and other	139,735	101,678	409,488	276,170

Total health care services and other	3,047,968	2,551,941	8,814,174	7,566,284

Selling, general and administrative expenses	528,951	401,050	1,453,811	1,142,525

Operating income	193,523	152,635	519,536	408,388
Interest expense, net	(19,611)	(10,182)	(55,117)	(31,852)

Income before income taxes	173,912	142,453	464,419	376,536
Provision for income taxes	55,802	54,285	168,026	145,343

Net income	$118,110	$88,168	$296,393	$231,193

Weighted average common shares outstanding used to calculate basic earnings per share	86,808	83,691	86,373	84,296

Basic earnings per share	$1.36	$1.05	$3.43	$2.74

Weighted average common shares and equivalents outstanding used to calculate diluted earnings per share	97,896	94,492	97,405	95,416

Diluted earnings per share	$1.21	$0.94	$3.06	$2.44

OPERATING STATISTICS

Medical loss ratio:
Consolidated	82.9%	84.1%	83.7%	84.7%
Private - Commercial	81.3%	83.5%	81.4%	83.8%
Private - Senior	74.1%	69.5%	75.4%	72.4%
Private - Consolidated	81.2%	83.2%	81.4%	83.6%
Government - Senior	84.7%	84.9%	86.3%	85.9%
Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	14.2%	13.0%	13.6%	12.6%
Operating income as a percentage of operating revenue	5.1%	4.9%	4.8%	4.5%
Effective tax rate	32.1%	38.1%	36.2%	38.6%

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2005	2004	2005	2004

Operating activities:
Net income	$118,110	$88,168	$296,393	$231,193
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,961	12,686	46,567	37,407
Stock-based compensation expense	7,740	7,445	23,719	27,822
Tax benefit realized for stock option exercises	1,848	2,618	23,339	15,982
Amortization of intangible assets	5,461	4,946	16,318	14,839
Deferred income taxes	30,723	(1,122)	4,951	32,899
Amortization of capitalized loan fees	1,037	1,077	3,113	3,232
Amortization of notes receivable from sale of fixed assets	—	(1,421)	(2,626)	(4,172)
Provision for (recovery of) doubtful accounts	(1,518)	1,601	(2,582)	425
Amortization of discount on 10 3/4% senior notes	529	71	977	213
Loss on disposal of property, plant and equipment	668	2,325	767	2,749
Amortization of deferred gain	(175)	—	(175)	—
Changes in assets and liabilities, net of effects of acquisitions:
Receivables, net	78,240	9,645	(6,102)	(41,555)
Prepaid expenses and other assets	(2,442)	11,930	4,591	1,087
Medical claims and benefits payable	57,801	(14,100)	100,903	39,100
Accounts payable and accrued liabilities:
Accrued taxes	19,124	7,075	1,049	(971)
Other changes in accounts payable and accrued liabilities	81,613	49,677	43,430	27,909
Unearned premium revenue	513,964	4,084	516,357	(394,223)

Net cash flows provided by (used in) operating activities	928,684	186,705	1,070,989	(6,064)

Investing activities:
Purchase of marketable securities, net	(128,311)	(131,561)	(276,133)	(242,546)
Purchase of property, plant and equipment	(36,879)	(17,815)	(68,850)	(45,087)
Acquisitions, net of cash acquired	(4,218)	—	(58,964)	—
Sale (purchase) of marketable securities - restricted, net	(1,480)	2,632	(43,385)	29,495
Proceeds from the sale of property, plant and equipment	6	—	2,458	—

Net cash flows used in investing activities	(170,882)	(146,744)	(444,874)	(258,138)

Financing activities:
Proceeds from issuance of common stock	9,130	12,130	28,507	43,206
Principal payments on long-term debt	(8,638)	(417)	(26,077)	(1,365)
Purchase and retirement of common stock	(1,141)	(62,409)	(14,986)	(102,951)
Adjustment to fair value of 10 3/4% senior notes	—	—	(7,487)	—
Payments on software financing agreements	(179)	(1,462)	(2,907)	(5,515)

Net cash flows used in financing activities	(828)	(52,158)	(22,950)	(66,625)

Net increase (decrease) in cash and equivalents	756,974	(12,197)	603,165	(330,827)
Beginning cash and equivalents	670,295	879,792	824,104	1,198,422

Ending cash and equivalents	$1,427,269	$867,595	$1,427,269	$867,595

PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)

(in thousands)	September 30, 2005	December 31, 2004	September 30, 2004

Assets:
Cash, equivalents and marketable securities	$3,602,365	$2,760,869	$2,454,200
Receivables, net	328,672	317,362	303,945
Property, plant and equipment, net	250,404	226,594	152,920
Goodwill and intangible assets, net	1,560,303	1,505,799	1,189,373
Other assets	469,420	416,293	371,544

Total assets	$6,211,164	$5,226,917	$4,471,982

Liabilities and stockholders’ equity:
Total medical claims and benefits payable	$1,308,500	$1,192,400	$1,066,600
Current portion of long-term debt	35,157	37,534	6,059
Long-term debt	1,018,403	1,051,520	607,470
Other liabilities	1,324,177	757,025	731,299
Total stockholders’ equity	2,524,927	2,188,438	2,060,554

Total liabilities and stockholder's equity	$6,211,164	$5,226,917	$4,471,982

MEMBERSHIP DATA
(Unaudited)	September 30, 2005	December 31, 2004	September 30, 2004

Commercial:
HMO	1,744,500	1,927,900	1,923,700
PPO and indemnity	749,000	582,500	304,800
Employer self-funded	104,000	82,600	40,700

	2,597,500	2,593,000	2,269,200

Senior:
Medicare Advantage	731,600	704,700	693,300
Medicare Supplement	42,000	36,200	34,300
CMS Disease Management	4,300	2,500	1,500

	777,900	743,400	729,100

Total membership	3,375,400	3,336,400	2,998,300

Specialty Membership:
Pharmacy benefit management (A)	5,917,800	5,588,700	5,526,300
Behavioral health (B)	4,770,100	3,813,600	3,762,300
Dental and vision (B)	1,171,600	1,040,500	821,100

(A)	Pharmacy benefit management membership represents members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(B)	Behavioral health, dental and vision membership includes PacifiCare members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Membership Information

(Unaudited)

	September 30, 2005			June 30, 2005			September 30, 2004
(In thousands)	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL
Managed Care Membership (1)
Arizona	170.3	110.6	280.9	174.9	109.4	284.3	154.7	95.6	250.3
California	1,481.2	357.5	1,838.7	1,481.0	359.0	1,840.0	1,488.3	357.1	1,845.4
Colorado	224.2	54.2	278.4	224.2	53.1	277.3	250.5	52.1	302.6
Florida	33.6	—	33.6	37.0	—	37.0	—	—	—
Guam	25.9	—	25.9	26.5	—	26.5	27.5	—	27.5
Illinois	41.8	—	41.8	44.0	—	44.0	—	—	—
Michigan	52.4	—	52.4	53.5	—	53.5	—	—	—
Nevada	52.1	26.1	78.2	48.6	26.3	74.9	38.9	25.5	64.4
Oklahoma	70.4	16.6	87.0	71.1	15.9	87.0	85.4	15.1	100.5
Oregon	55.5	23.1	78.6	55.4	23.1	78.5	58.6	23.0	81.6
Texas	156.7	101.1	257.8	158.7	93.6	252.3	93.8	79.9	173.7
Washington	69.1	40.7	109.8	63.8	41.3	105.1	71.5	45.0	116.5
Other states	164.3	1.7	166.0	172.0	—	172.0	—	—	—

Total Managed Care Membership	2,597.5	731.6	3,329.1	2,610.7	721.7	3,332.4	2,269.2	693.3	2,962.5

Total Membership

Commercial
HMO			1,744.5			1,758.2			1,923.7
PPO			749.0			746.2			304.8
Employer self-funded			104.0			106.3			40.7

Total Commercial			2,597.5			2,610.7			2,269.2

Senior
Medicare Advantage			731.6			721.7			693.3
Medicare Supplement			42.0			40.0			34.3
CMS Disease Management			4.3			4.2			1.5

Total Senior			777.9			765.9			729.1

Total Membership			3,375.4			3,376.6			2,998.3

	September 30, 2005			June 30, 2005			September 30, 2004
	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL
Specialty Membership

Pharmacy benefit management (2)	3,263.5	2,654.3	5,917.8	2,942.6	2,560.3	5,502.9	2,998.3	2,528.0	5,526.3
Behavioral health (3)	2,010.1	2,760.0	4,770.1	1,984.6	2,641.6	4,626.2	2,055.8	1,706.5	3,762.3
Dental and vision (3)	929.2	242.4	1,171.6	939.2	244.1	1,183.3	647.9	173.2	821.1

(1)	Managed care membership includes HMO and PPO membership whether risk or self-funded.

(2)	Pharmacy benefit management PacifiCare membership represents members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(3)	Behavioral health, dental and vision PacifiCare membership represents members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Percent of Health Care Services and Other Expenses

Capitated vs. Other Expenses

(Unaudited)

	Three Months Ended September 30,
	2005				2004
(In millions)	Commercial		Senior		Commercial		Senior
	(amounts in millions)
Capitation expense	$374	26%	$841	56%	$387	32%	$724	58%
All other health care services and other expenses	1,041	74%	652	44%	806	68%	534	42%

Total health care services and other expenses	$1,415	100%	$1,493	100%	$1,193	100%	$1,258	100%

	Nine Months Ended September 30,
(In millions)	2005				2004
	Commercial		Senior		Commercial		Senior
	(amounts in millions)
Capitation expense	$1,135	28%	$2,389	55%	$1,188	33%	$2,137	57%
All other health care services and other expenses	2,936	72%	1,944	45%	2,371	67%	1,594	43%

Total health care services and other expenses	$4,071	100%	$4,333	100%	$3,559	100%	$3,731	100%

PacifiCare Health Systems, Inc.

Changes in Medical Claims and Benefits Payable

(Unaudited)

(In thousands)
Balance June 30, 2005	$1,250,700
Other health care accruals	30,100	Increase primarily due to increases in accruals for the CMS Disease Management program and other estimated amounts owed to CMS.
Provider capitation	10,900	Increase in provider capitation accruals for amounts due to providers related to amounts received from CMS.
All other changes	16,800

Balance September 30, 2005	$1,308,500

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

		Three Months Ended
		9/30/2004	12/31/2004 (4)	3/31/2005	6/30/2005	9/30/2005
Commercial	Days in the period	92	92	90	91	92

A	MCBP ($000s) at end of period	$680,842	$679,615	$782,200	$828,100	$841,900
B	Total HMO and PPO commercial members (000s) at end of period	2,228	2,239	2,376	2,504	2,494
C=A/B	MCBP per member at end of period	$305.58	$303.54	$329.21	$330.71	$337.57
D=A/(Health care costs/Days in quarter)	Days claims payable	48.4	47.8	49.6	50.1	49.8

E	IBNR ($000s) (3)	$553,904	$562,669	$634,148	$680,960	$692,078
F	Claims expense per day ($000s) (3)	$7,352	$7,533	$8,509	$9,498	$9,817
G=E/B	IBNR per member at end of period	$248.61	$251.30	$266.90	$271.95	$277.50
H=E/F	IBNR days claims payable	75.3	74.7	74.5	71.7	70.5

I	Days to turn claims (1), (2)	61.5	62.4	59.5	60.3	60.3

J = H/I	IBNR days claims payable/days to turn claims ratio	1.23	1.20	1.25	1.19	1.17

Senior

A	MCBP ($000s) at end of period	$385,758	$394,831	$420,100	$422,600	$466,600
B	Total Medicare Advantage and Medicare Supplement members (000s) at end of period	729	743	758	766	778
C=A/B	MCBP per member at end of period	$529.16	$531.40	$554.22	$551.70	$599.74
D=A/(Health care costs/Days in quarter)	Days claims payable	28.2	28.4	26.8	26.9	28.7

E	IBNR ($000s) (3)	$291,238	$310,250	$333,204	$319,132	$317,291
F	Claims expense per day ($000s) (3)	$4,660	$4,994	$5,655	$5,486	$5,395
G=E/B	IBNR per member at end of period	$399.50	$417.56	$439.58	$416.62	$407.83
H=E/F	IBNR days claims payable	62.5	62.1	58.9	58.2	58.8

I	Days to turn claims (1), (2)	44.9	47.4	49.7	45.8	45.8

J = H/I	IBNR days claims payable/days to turn claims ratio	1.39	1.31	1.19	1.27	1.28

Consolidated

A	MCBP ($000s) at end of period	$1,066,600	$1,074,446	$1,202,300	$1,250,700	$1,308,500
B	Total members (000s) at end of period	2,957	2,982	3,134	3,270	3,272
C=A/B	MCBP per member at end of period	$360.70	$360.31	$383.63	$382.48	$399.91
D=A/(Health care costs/Days in quarter)	Days claims payable	38.5	38.3	38.2	38.8	39.5

E	IBNR ($000s) (3)	$845,142	$872,919	$967,352	$1,000,092	$1,009,369
F	Claims expense per day ($000s) (3)	$12,012	$12,527	$14,164	$14,984	$15,212
G=E/B	IBNR per member at end of period	$285.81	$292.73	$308.66	$305.84	$308.49
H=E/F	IBNR days claims payable	70.4	69.7	68.3	66.7	66.4

I	Days to turn claims (1), (2)	54.7	56.7	55.5	54.5	54.5

J = H/I	IBNR days claims payable/days to turn claims ratio	1.29	1.23	1.23	1.22	1.22

K	Days receipts on hand (3)	5.3	5.8	6.2	6.3	5.5

Note	1 - Excludes pharmacy, third party administered claims and Pacific Life claims.

Note	2 - September 30, 2005 days to turn claims assumes no further improvement in speed.

Note	3 - Excludes pharmacy claims.

Note	4 - Excludes the impact of 19 days of AMS operations.

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PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

	Q3 2005 compared to Q3 2004
Analysis	Commercial	Senior	Consolidated

Days to turn claims - September 30, 2005	60.3	45.8	54.5
Days to turn claims - September 30, 2004	61.5	44.9	54.7

Increase (decrease) in days to turn claims from September 30, 2004 to September 30, 2005	(1.2)	0.9	(0.2)
Q3 2004 claims expense per day ($000s)	$7,352	$4,660	$12,012

Expected IBNR increase (decrease) from improved speed of claims payments ($000s)	$(8,822)	$4,194	$(2,402)
Total members at September 30, 2004 (000s)	2,228	729	2,957
IBNR increase (decrease) per member from improved speed of claims payments	$(3.96)	$5.75	$(0.81)
MCBP per member at September 30, 2004	305.58	529.16	360.70

Expected MCBP per member Q3 2004 assuming improved speed of claims payments	$301.62	$534.91	$359.89

MCBP per member at September 30, 2005	$337.57	$599.74	$399.91

MCBP per member increase (decrease) over third quarter of prior year	11.9%	12.1%	11.1%

Compares To:
Health care cost per member - Three months ended September 30, 2004 (1), (2)	$162.08	$541.93	$255.61
Health care cost per member - Three months ended September 30, 2005 (1), (2)	$174.41	$591.65	$273.85
Health care cost increase per member over third quarter of prior year	7.6%	9.2%	7.1%

Note 1 - Excludes pharmacy claims.

Note 2 - Excludes CMS Disease Management program.

PacifiCare Health Systems, Inc.

Medical Loss Ratio Information

(Unaudited)

	COMMERCIAL			SENIOR			TOTAL

(amounts in millions)	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR

Nine Months Ended September 30, 2005:
Private Sector	$5,296.6	$4,314.0	81.4%	$83.3	$62.8	75.4%	$5,379.9	$4,376.8	81.4%

Government Sector	—	—	N/A	4,953.3	4,275.4	86.3%	4,953.3	4,275.4	86.3%
Consolidated	$5,296.6	$4,314.0	81.4%	$5,036.6	$4,338.2	86.1%	$10,333.2	$8,652.2	83.7%

Three Months Ended September 30, 2005:
Private Sector	$1,839.3	$1,495.6	81.3%	$28.7	$21.3	74.1%	$1,868.0	$1,516.9	81.2%

Government Sector	—	—	N/A	1,740.5	1,473.9	84.7%	1,740.5	1,473.9	84.7%
Consolidated	$1,839.3	$1,495.6	81.3%	$1,769.2	$1,495.2	84.5%	$3,608.5	$2,990.8	82.9%

Nine Months Ended September 30, 2004:
Private Sector	$4,448.4	$3,727.3	83.8%	$72.7	$52.6	72.4%	$4,521.1	$3,779.9	83.6%

Government Sector	—	—	N/A	4,276.1	3,675.2	85.9%	4,276.1	3,675.2	85.9%
Consolidated	$4,448.4	$3,727.3	83.8%	$4,348.8	$3,727.8	85.7%	$8,797.2	$7,455.1	84.7%

Three Months Ended September 30, 2004:
Private Sector	$1,496.7	$1,249.3	83.5%	$24.3	$16.8	69.5%	$1,521.0	$1,266.1	83.2%

Government Sector	—	—	N/A	1,463.7	1,242.7	84.9%	1,463.7	1,242.7	84.9%
Consolidated	$1,496.7	$1,249.3	83.5%	$1,488.0	$1,259.5	84.6%	$2,984.7	$2,508.8	84.1%

PacifiCare Health Systems, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2005	2004	2005	2004

Private - Commercial:
Commercial revenue	$1,731.1	$1,419.1	$4,976.1	$4,219.0
Net effect of specialty premiums, administrative service fee revenue and eliminations	108.2	77.6	320.5	229.4
Consolidated private - commercial premiums	$1,839.3	$1,496.7	$5,296.6	$4,448.4

Commercial health care services and other expenses	$1,415.0	$1,192.6	$4,071.3	$3,559.4
Net effect of specialty health care services and other expenses and eliminations	80.6	56.7	242.7	167.9
Consolidated health care services expenses related to consolidated private - commercial premiums	$1,495.6	$1,249.3	$4,314.0	$3,727.3

Government - Senior:
Senior revenue	$1,763.8	$1,480.8	$5,021.3	$4,332.1
Net effect of specialty premiums, private - senior premiums, administrative service fee revenue and eliminations	5.4	7.2	15.3	16.7
Consolidated government - senior premiums	$1,769.2	$1,488.0	$5,036.6	$4,348.8

Senior health care services and other expenses	$1,493.2	$1,257.6	$4,333.4	$3,730.7
Net effect of specialty health care services and other expenses, private - senior health care services and other expenses and eliminations	2.0	1.9	4.8	(2.9)
Consolidated health care services expenses related to consolidated government - senior premiums	$1,495.2	$1,259.5	$4,338.2	$3,727.8

PacifiCare Health Systems, Inc.

Guidance Metrics

October 27, 2005

(Unaudited)

GAAP Net Income (1)	$352 - $357 million
GAAP EPS - Full Year (1)	$3.63 - $3.68
GAAP EPS - 4th Quarter (1)	$0.57 - $0.62
Average Outstanding Shares (1)	97.7 million
Run Rate Net Income (1)(2)(4)	$375 - $380 million
Run Rate EPS - Full Year (1)(2)(4)	$3.86 - $3.91
Run Rate EPS - 4th Quarter (1)(2)	$0.89 - $0.94
Revenue Increase (1)	17.5%

MLRs
Consolidated (1)	83.5%-84%
Private - Commercial	81%-82%
Private - Senior	73%-74%
Government - Senior (1)	86.5%-87.5%

Gross Margins
Commercial	18%-19%
Senior (1)	12.5%-13.5%
Specialty and Other (1)	41%-42%

EBITDA (1)	$700 - $725 million
Cash Flow from Operations (CFFO) (1)	$600 - $650 million
SG&A Ratio (2)(4)	13.5%-13.8%
Depreciation/Amortization	$89 million
Capital Expenditures (1)	$100 million
Commercial Membership Growth (1)(3)	Flat
Medicare Advantage Ending Members	745,000
Tax Rate (1)	37.0%

(1)	Indicates change since last issuance on July 28, 2005.

(2)	Excludes anticipated Part D stand-alone administrative expenses for Q3 and Q4 2005.

(3)	Excludes Guam membership from both December 31, 2004 and December 31, 2005.

(4)	Excludes favorable impact of $0.17 related to federal income tax settlements and net legal matters either settled or reserved in Q3 2005.